UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
  _______________________________
Form 8-K
  _______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2014
  _______________________________
Hi-Crush Partners LP
(Exact name of registrant as specified in its charter)
   _______________________________

Delaware
(State or other jurisdiction of incorporation)

001-35630	90-0840530
(Commission File Number)	(IRS Employer Identification No.)

Three Riverway Suite 1550 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)
(713) 960-4777
(Registrant’s telephone number, including area code)
(Not Applicable)
(Former name or former address, if changed since last report)
 _______________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Term Loan Credit Facility
On April 28, 2014, Hi-Crush Partners LP (the “Partnership”) entered into a Credit Agreement (the “Term Loan Credit Agreement”) among the Partnership, as borrower, Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, Barclays Bank PLC, as syndication agent, and the lenders named therein (the “Term Loan Lenders”). The Term Loan Credit Agreement is a senior secured term loan credit facility that permits aggregate borrowings of up to $200.0 million, which was fully drawn down on April 28, 2014. The Term Loan Credit Agreement permits the Partnership, at its option, to add one or more incremental term loan facilities in an aggregate amount not to exceed $100.0 million. Any incremental term loan facility would be on terms to be agreed among the Partnership, the administrative agent and the lenders who agree to participate in the incremental facility. The maturity date of the Term Loan Credit Agreement is April 28, 2021.
The obligations of the Partnership under the Term Loan Credit Agreement are secured by substantially all assets of the Partnership. In addition, the Partnership’s subsidiaries have guaranteed the Partnership’s obligations under the Term Loan Credit Agreement and have granted to the Term Loan Lenders security interests in substantially all of their respective assets.
Borrowings under the Term Loan Credit Agreement will bear interest at a rate equal to, at the Partnership’s option, either (1) a base rate plus an applicable margin of 2.75% per annum or (2) a Eurodollar rate plus an applicable margin of 3.75% per annum, subject to a LIBOR floor of 1.00%.
The Term Loan Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants, including limits or restrictions on the Partnership’s ability to incur liens, incur indebtedness, make certain restricted payments, merge or consolidate and dispose of assets. In addition, it contains customary events of default that entitle the Term Loan Lenders to cause any or all of the Partnership’s indebtedness under the Term Loan Credit Agreement to become immediately due and payable. The events of default (some of which are subject to applicable grace or cure periods), include among other things, non-payment defaults, covenant defaults, cross-defaults to other material indebtedness, bankruptcy and insolvency defaults and material judgment defaults.
The foregoing description of the Term Loan Credit Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the complete text of the Term Loan Credit Agreement, a copy of which will be attached as an exhibit to the periodic report filed by the Partnership reflecting the reporting period during which the Term Loan Credit Agreement was executed.
Revolving Credit Facility
On April 28, 2014, the Partnership replaced its existing revolving credit facility by entering into an Amended and Restated Credit Agreement (the “Revolving Credit Agreement”) among the Partnership, as borrower, Amegy Bank National Association, as administrative agent, issuing lender and swing line lender, and the lenders named therein (the “Revolving Lenders”). The Revolving Credit Agreement is a senior secured revolving credit facility that permits aggregate borrowings of up to $150.0 million, including a $15.0 million sublimit for letters of credit and a $10.0 million sublimit for swing line loans, of which none was drawn down as of April 28, 2014. The maturity date of the Revolving Credit Agreement is April 28, 2019.
The obligations of the Partnership under the Revolving Credit Agreement are secured by substantially all assets of the Partnership. In addition, the Partnership’s subsidiaries have guaranteed the Partnership’s obligations under the Revolving Credit Agreement and have granted to the Revolving Lenders security interests in substantially all of their respective assets.
Borrowings under the Revolving Credit Agreement will bear interest at a rate equal to, at the Partnership’s option, either (1) a base rate plus an applicable margin ranging between 1.25% per annum and 2.50% per annum, based upon the Partnership’s leverage ratio, or (2) a LIBOR rate plus an applicable margin ranging between 2.25% per annum and 3.50% per annum, based upon the Partnership’s leverage ratio.
The Revolving Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants, including limits or restrictions on the Partnership’s ability to incur liens, incur indebtedness, make certain restricted payments, merge or consolidate and dispose of assets. The Revolving Credit Agreement also requires compliance with customary financial covenants, which are a leverage ratio and minimum interest coverage ratio. In addition, it contains customary events of default that entitle the Revolving Loan Lenders to cause any or all of the Partnership’s indebtedness under the Revolving Credit Agreement to become immediately due and payable. The events of default (some of which are subject to applicable grace or cure periods), include among other things, non-payment defaults, covenant defaults, cross-defaults to other material indebtedness, bankruptcy and insolvency defaults and material judgment defaults.
The foregoing description of the Revolving Credit Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the complete text of the Revolving Credit Agreement, a copy of which will be attached as an exhibit to the periodic report filed by the Partnership reflecting the reporting period during which the Revolving Credit Agreement was executed.
Item 2.01. Completion of Acquisition or Disposition of Assets
On April 28, 2014, the Partnership, through its wholly owned subsidiary Hi-Crush Augusta Acquisition Co. LLC (“Acquisition Co.”), completed its previously announced acquisition of 390,000 common units representing membership interests in Hi-Crush

Augusta LLC (“Augusta”) from Hi-Crush Proppants LLC (“Proppants”) for cash consideration of $224.25 million pursuant to the terms of the Contribution Agreement, dated April 8, 2014, among the Partnership, Acquisition Co. and Proppants (the “Contribution Agreement”). After giving effect to the acquisition, the Partnership owns 98% of Augusta’s common equity interests and Proppants owns the remaining 2% of Augusta's common equity interests. Augusta owns a frac sand processing facility located in Augusta, Wisconsin.
As of April 28, 2014, Proppants owned 13,640,351 subordinated units and 3,750,000 convertible Class B Units representing limited partner interests in the Partnership and wholly owns Hi-Crush GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”).
The Conflicts Committee (the “Conflicts Committee”) of the Board of Directors of the General Partner approved the transactions contemplated by the Contribution Agreement (the “Transactions”). The Conflicts Committee, composed of independent members of the Board of Directors of the General Partner, retained independent legal and financial advisors to assist it in evaluating and negotiating the Transactions.
The foregoing description of the Contribution Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the complete text of the Contribution Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangements of a Registrant
Term Loan Credit Facility
The information provided in Item 1.01 under "Term Loan Credit Facility" is incorporated by reference into this Item 2.03.
Revolving Credit Facility
The information provided in Item 1.01 under "Revolving Credit Facility" is incorporated by reference into this Section 2.03.
Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired
Any financial statements required by this item will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date on which this Report is required to be filed.
(b)    Pro Forma Financial Information
Any pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date on which this Report is required to be filed.
(d)    Exhibits

Exhibit Number	Exhibit Description

2.1	Contribution Agreement, dated April 8, 2014, among Hi-Crush Partners LP, Hi-Crush Augusta Acquisition Co. LLC and Hi-Crush Proppants LLC

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hi-Crush Partners LP

	By:	Hi-Crush GP LLC, its general partner

Date: April 28, 2014	By:	/s/ Laura C. Fulton
Laura C. Fulton
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

2.1	Contribution Agreement, dated April 8, 2014, among Hi-Crush Partners LP, Hi-Crush Augusta Acquisition Co. LLC and Hi-Crush Proppants LLC